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                      [MELTVEDT, KOMNAES & CO. LETTERHEAD]


                                                        Oslo, 14.02.97



RE: NEPC


Gentlemen:

Please be advised that we consent to the use of our name and to all references to our firm included in your Registration Statement and Prospectus filed with the Securities and Exchange Commission.

Sincerely,


Meltvedt, Komnaes & Co.

/s/ Espen Komnaes

By: Espen Komnaes